Arden Group, Inc.

CONTACT:	Patricia S. Betance	Exhibit 99.1
	Assistant Secretary	Page 1 of 1

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE
	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

LOS ANGELES, CA  September 12, 2012 – Arden Group, Inc. (Nasdaq–ARDNA)  announced that its wholly-owned subsidiary, Gelson’s Markets (Gelson’s), which currently operates seventeen full-service supermarkets in Southern California, has entered into a lease for a supermarket location in Long Beach, California.  The development and actual opening of the location is subject to, among other things, necessary governmental approvals.  Gelson’s is scheduled to take possession of the property on March 1, 2013.  Gelson’s plans to extensively remodel the site and anticipates opening a new supermarket at that location in late 2013.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Arden Group, Inc. (Company).  Certain statements contained in this Current Report on Form 8-K are forward-looking statements.  These statements discuss, among other things, a future store opening which may or may not be accomplished.  These forward-looking statements reflect the Company’s current plans and expectations and are based on information currently known to the Company.  The Company cautions readers that any forward-looking statements contained in this Current Report involve risks and uncertainties and are subject to change.  The Company does not undertake any obligation to update forward-looking statements.

Post Office Box 512256, Los Angeles, California 90051-0256 (310) 638-2842
2020 South Central Avenue, Compton, California 90220 FAX: (310) 631-0950